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Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)    ☐

SUNTRUST BANK
(Exact name of trustee as specified in its charter)

Georgia (Jurisdiction of Incorporation of organization if not a U.S. national bank)	58-0466330 (I.R.S. employer identification no.)
303 Peachtree Street, N.E. 30th Floor Atlanta, Georgia (Address of Principal Executive Offices)	30308 (Zip Code)

Jack Ellerin
SunTrust Bank
25 Park Place, N.E.
24th Floor Atlanta, Georgia 30303-2900
(404) 588-7296
(Name, address and telephone number of agent for service)

CAMERON INTERNATIONAL CORPORATION

Delaware (State or other jurisdiction of incorporation or organization)	76-0451843 (IRS employer identification no.)
1333 West Loop South Suite 1700 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

2.50% Convertible Senior Notes Due 2026
(Title of the indenture securities)

1.
General information.

  Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Department of Banking and Finance,
    State of Georgia
    Atlanta, Georgia

    Federal Reserve Bank of Atlanta
    1000 Peachtree Street N.E.
    Atlanta, Georgia

    Federal Deposit Insurance Corporation
    Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with the Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

3-15
No responses are included for Items 3 through 15. As provided in General Instruction B, responses to those Items are not required because the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16.
List of Exhibits.

  List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

(1)-(3)	A copy of the Articles of Amendment and Restated Articles of Association of SunTrust Bank as now in effect which contains the authority to commence business and a grant of power to exercise trust powers (Incorporated by reference to Exhibits 1-3 to Form T-1, Registration No. 333-82717).
(4)	A copy of the existing by-laws of the trustee as now in effect (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-128720).
(5)	Not applicable.
(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.
(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2006.
(8)	Not applicable.
(9)	Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, and the State of Georgia, on the 14th day of August, 2006.

SUNTRUST BANK
By:	/s/ JACK ELLERIN Jack Ellerin Vice President

EXHIBITS 1-3 TO FORM T-1

ARTICLES OF ASSOCIATION, CERTIFICATE OF AUTHORITY
AND TRUST POWERS AUTHORIZATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibits 1-3 to Form T-1, Registration No. 333-82717)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-128720)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of 2.50% Convertible Senior Notes Due 2026 by Cameron International Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ JACK ELLERIN Jack Ellerin Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SunTrust Bank ATLANTA, GA 30302 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for March 31, 2006

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2006

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet	C400
Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):				RCFD

	a.	Noninterest bearing balances and currency and coin(1)			0081	4,256,262	1.a

	b.	Interest-bearing balances(2)			0071	30,455	1.b

2.	Securities:

	a.	Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a

	b.	Available-for-sale securities (from Schedule RC-B, column D)			1773	24,867,626	2.b

3.	Federal funds sold and securities purchased under agreements to resell(3)				B987	256,850	3
					B989	4,516,872

4.	Loans and lease financing receivables (from Schedule RC-C):		RCFD

	a.	Loans and leases held for sale	5369	9,334,538

	b.	Loans and leases, net of unearned income	B528	118,318,804			4.a

	c.	LESS: Allowance for loan and lease losses	3123	1,038,012			4.b

	d.	Loans and leases, net of unearned income, allowance, and reserve			RCFD

		(item 4.a minus 4.b and 4.c)			B529	117,280,792	4.d

5.	Tracing assets (from Schedule RC-D)				3545	1,997,854	5.

6.	Premises and fixed assets (including capitalized leases)				2145	1,641,633	6.

7.	Other real estate owned (from Schedule RC-M)				2150	64,007	7.

8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)				2130	0	8.

9.	Not applicable				2155		9.

10.	Intangible assets:				2143		10.

	a.	Goodwill			3163	6,436,293	10.a

	b.	Other intangible assets from Schedule RC-M			0426	1,011,489	10.b

11.	Other assets (from Schedule RC-F)				2160	6,586,880	11.

12.	Total assets (sum of items 1 through 11)				2170	178,281,551	12.

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SunTrust Bank ATLANTA, GA 30302 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for March 31, 2006

Schedule RC—Continued

Dollar Amounts in Thousands
LIABILITIES
13.	Deposits:				RCON

	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1):	RCON		2200	115,233,834	13.a

		(1) Noninterest-bearing(4)	6631	10,852,326			13.a.
							1

		(2) Interest-bearing	6636	104,408,508			13.a.
							2

	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		13.b

		(from Schedule RC-E, part II)	RCFN		2200	8,660,464

		(1) Noninterest-bearing	6631	0			13.b.
							1

		(2) Interest-bearing	6636	8,660,464	RCFD		13.b.

							2

14.	Federal funds purchased and securities sold under agreements to repurchase

	a.	Federal funds purchased in domestic offices(5)			B993	4,346,238	14
	b.	Securities sold under agreements to repurchase(6)			B995	10,563,185

					RCFD

15.	Trading liabilities (from Schedule RC-D)				3548	1,390,913	15.a

16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):				3190	11,581,642

17.	Not applicable

18.	Not applicable				2920	18

19.	Subordinated notes and debentures(7)				3200	3,696,776	19

20.	Other liabilities (from Schedule RC-G)				2930	3,839,966	20

21.	Total liabilities (sum of items 13 through 20)				2948	159,313,018	21

22.	Minority interest in consolidated subsidiaries				3000	475,298	22

	EQUITY CAPITAL

23.	Perpetual preferred stock and related surplus				3838	0	23

24.	Common stock				3230	21,600	24

25.	Surplus (exclude all surplus related to preferred stock)				3839	11,318,880	25

26.	a.	Retained earnings			3632	6,851,371	26.a

	b.	Accumulated other comprehensive income(8)			B530	301,384	26.b

27.	Other equity capital components(9)				A130	0	27

28.	Total equity capital (sum of items 23 through 27)				3210	18,493,235	28

29.	Total liabilities minority interest, and equity capital (sum of items 21, 22 and 28)				3300	178,281,551	29

Memorandum To be reported with the March Report of Condition.
1.	Indicated in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004	RCFD 6724	Number 2	M.1
1=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5.=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6=	Review of the bank's financial statements by external auditors
7=	Compilation of the bank's financial statements by external auditors
8=	Other audit procedures (excluding tax preparation work)
9=	No external audit work

(1)
Includes cash items in process of collection.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

(4)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(5)
Report overnight Federal Home Loan Bank advances and Schedule RC, item 16, "Other borrowed money."

(6)
Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(7)
Includes limited-life preferred stock and related surplus.

(8)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)
Includes treasury stock and unearned Employee Stock Ownership Plan Shares.

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  Exhibit 25.1
SIGNATURE